Exhibit 10.49


                       AMENDMENT #5 TO FINANCING AGREEMENT

                                                              March 10, 2003

Bluefly, Inc.
42 West 39th Street
New York, NY 10018

Gentlemen:

         Reference is made to the Financing Agreement entered into between us dated March 30, 2001 as amended (the "Financing Agreement"). This will confirm that the Financing Agreement is hereby amended as follows:

         1. The number "One Million Dollars ($1,000,000)" in Section 1.30(ii)(C) is deleted and the number "Two Million Dollars ($2,000,000)" is substituted in its place and stead.

         2. The number "$1,000,000" in Section 1.31 is deleted and the number "$2,000,000" is substituted in its place and stead.

         3. The number "one percent (1%)" in Section 3.2 is deleted and the number "one and one-half percent (1.5%)" is substituted in its place and stead.

         4. The number "Six Million Dollars ($6,000,000)" in Section 6.11(a) is deleted and the number "Five Million Dollars ($5,000,000)" is substituted in its place and stead.

         5. The number "Five Million Dollars ($5,000,000)" in Section 6.11(b) is deleted and the number " Four Million Dollars ($4,000,000)" is substituted in its place and stead.

         6. The following clause (c) is hereby added to the end of the first paragraph of Section 6.11: "(c) cause to be maintained a cash balance of at least Two Hundred Fifty Thousand Dollars ($250,000)".

         7. Effective as of December 19, 2002, the definition of "Working Capital" in Section 6.11 is deleted and the following is substituted in its place and stead:

                   "Working Capital" shall mean the excess, if any, of Current Assets less Current Liabilities excluding any and all short-term indebtedness of Borrower to Affiliates, which is expressly subordinated to the indebtedness under the Financing Agreement.

         8. The first sentence in Section 8.1 is deleted and the following is substituted in its

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                  place and stead:

                  "This Agreement shall become effective on the Closing Date and shall continue in full force and effect for thirty-nine (39) months from the Closing Date (the "Initial Term").

         9.       The phrase "Attn: Julie Tran, Esq. Fax: (212) 891-9598" in
                  Section 10.1 is deleted and the phrase "Attn: Lisa J. Frank, Esq. Fax: (212) 302-3633" is substituted in its place and stead.

         Except for the amendment described in paragraph number 7 above, which is effective as of December 19, 2002, these amendments are effective as of the date first listed above. Except as hereinabove specifically set forth, the Financing Agreement shall continue unmodified.

                                              Very truly yours,

                                              ROSENTHAL & ROSENTHAL, INC.

                                              /s/ J. Michael Stanley
                                              ----------------------
                                              J. Michael Stanley
                                              Executive Vice President

Agreed:

BLUEFLY, INC.

By: /s/ Jonathan Morris
   --------------------
Name: Jonathan Morris
Title: Executive Vice President